                                                                   EXHIBIT 10.32


                              ESS TECHNOLOGY, INC.

                              RESIGNATION AGREEMENT

     This Resignation Agreement ("AGREEMENT") is made as of August 6, 1998, by and between ESS Technology, Inc. (the "COMPANY"), and John H. Barnet (the "EMPLOYEE").

     WHEREAS, the Employee wishes to resign from his position as Vice-President of Finance and Administration, Chief Financial Officer and Secretary of the Company; and

     WHEREAS, the Company wishes to accept Employee's resignation.

     NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as the "PARTIES") hereby agree as follows:

     1. RESIGNATION. The Company and Employee acknowledge and agree that Employee's resignation as Vice-President of Finance and Administration, Chief Financial Officer and Secretary (the "RESIGNATION") shall be effective as of the close of business on August 31, 1998 (the "RESIGNATION DATE").

     2. MUTUAL RELEASE OF CLAIMS. Effective as of the Resignation Date, the Company and the Employee shall enter into a Resignation Agreement and Mutual Release (the "Release")in the form attached hereto as Exhibit B.

     3. CONSULTING AGREEMENT. Effective as of the Resignation Date, the Company and the Employee shall enter into a Consulting Agreement (the "CONSULTING AGREEMENT") in the form attached hereto as Exhibit A. to the Release.

     4. CONFIDENTIALITY. The Company and the Employee each agree to use their best efforts to maintain in confidence the existence of this Agreement and the contents and terms of this Agreement, except as required by law.

     5. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     7. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, without regard to its conflicts of law provisions.

     8. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     9. PRESS RELEASE. Employee hereby consents to the Company's announcement of the press release attached hereto.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have executed this Agreement and Mutual Release on the respective dates set forth below.



                                       ESS TECHNOLOGY, INC.


Dated as of August 6, 1998             By: /s/ FRED S.L. CHAN
                                          --------------------------------------

                                       Title: Chairman of the Board of Directors
                                              ----------------------------------



                                       JOHN H. BARNET, an individual


Dated as of August 6, 1998             By: /s/ JOHN H. BARNET
                                          --------------------------------------
                                          John H. Barnet

                                   EXHIBIT A


                              CONSULTING AGREEMENT

                              ESS TECHNOLOGY, INC.
                              CONSULTING AGREEMENT



Mr. John H. Barnet
c/o ESS Technology, Inc.
48401 Fremont Blvd.
Fremont, CA  94538

Dear Mr. Barnet:

     1. ESS Technology, Inc., a California corporation (the "Company") wishes to obtain your services as a consultant on specified projects consistent with your prior duties as an employee of the Company as directed by the Company for a minimum of 87 hours per month until December 31, 1998, and thereafter on an as needed basis upon the mutual agreement of you and the Company. This letter shall constitute an agreement ("Agreement") between you and the Company with respect to the services you are to provide.

     2. This Agreement shall become effective on the date hereof and remain in effect until the earlier of December 31, 1998, the date on which you commence full-time employment with another entity, or such time as it may be terminated for Cause. Either party may terminate this Agreement for Cause at any time. For this purpose, Cause means the other party's material or intentional breach of such other party's obligations under this Agreement or the Agreement and Mutual Release between you and the Company dated as of August 31, 1998 (the "Resignation Agreement").

     3. The Company shall pay you at the rate of $25,000 per month for consulting services of up to 87 hours per month and an additional $287.35 per hour for each additional hour more than 87 hours per month worked by you, payable bi-weekly within 15 days after receipt of your invoice for hours worked during the prior period, for projects as agreed to by the Company and you.

     4. Your relationship with the Company shall be that of an independent contractor and not that of an employee. You will not be eligible for any employee benefits, nor will the Company make deductions from payments made to you for taxes, which shall be your responsibility (unless such deductions are required by relevant taxing authorities). You agree to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of your failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees. You shall have no authority to enter into contracts which bind the Company or create obligations on the part of the Company without the express prior authorization of the Chairman of the Board of Directors of the Company (the "Chairman").

     5. All services to be performed by you will be as agreed between you and the Chairman. You shall be required to report to the Chairman concerning your services performed under this Agreement, or such other party designated by the Chairman.

     6. You understand and agree that the terms of your existing Confidentiality Agreement (the "Confidentiality Agreement") shall remain in full force and effect as provided in such agreement, notwithstanding any termination of this Agreement. In that regard, you shall keep in confidence and shall not disclose or make available to third parties or make any use of any information or documents relating to your services under this Agreement or to the products, methods of manufacture, trade secrets, processes, business or affairs or confidential or proprietary information of the Company (other than information in the public domain through no fault of your own), except with the prior written consent of the Company or to the extent necessary in performing tasks assigned to you by the Company. No later than September 30, 1998, you will return to Company all documents and other materials related to the services provided hereunder or furnished to you by the Company. Your obligations under this Paragraph 6 shall survive termination of this Agreement for any reason.

     7. Any amendment to this Agreement must be in writing signed by you and the Company.

     8. All notices, requests and other communications called for by this Agreement shall be deemed to have been given if made in writing and mailed, postage prepaid, if to you at the address set forth above and if to the Company at 48401 Fremont Blvd., Fremont, CA 94538, or to such other addresses as either party shall specify to the other.

     9. The validity, performance and construction of this Agreement shall be governed by the laws of the State of California without regard to its conflict of laws provisions.

     10. This Agreement supersedes any prior consulting or other similar agreements between you and the Company other than the Resignation Agreement and the Confidentiality Agreement.

     If this Agreement is satisfactory, you should execute and return the original and one copy to us, retaining the third copy for your file.

Dated as of:  August 31, 1998
                                   Very truly yours, ESS
                                   TECHNOLOGY, INC.

                                   By: /S/ FRED S.L. CHAN
                                      ---------------------------------------
                                   Title:  Chairman of the Board of Directors

AGREED AND ACCEPTED:


/s/ JOHN H. BARNET
--------------------------------
John H. Barnet

                                   EXHIBIT B


                    RESIGNATION AGREEMENT AND MUTUAL RELEASE

                              ESS TECHNOLOGY, INC.

                    RESIGNATION AGREEMENT AND MUTUAL RELEASE

     This Resignation Agreement and Mutual Release ("AGREEMENT") is made by and between ESS Technology, Inc. (the "COMPANY"), and John H. Barnet (the "EMPLOYEE").

     WHEREAS, the Employee wishes to resign from his position as Vice-President of Finance and Administration, Chief Financial Officer and Secretary of the Company; and

     WHEREAS, the Company and Employee have mutually agreed to release each other from any claims arising from or related to the employment relationship and to enter into a consulting arrangement pursuant to which Employee will perform consulting services for the Company as described below.

     NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as the "PARTIES") hereby agree as follows:

     1. RESIGNATION. The Company and Employee acknowledge and agree that Employee's resignation as Vice-President of Finance and Administration, Chief Financial Officer and Secretary and resignation from the Company (the "RESIGNATION") shall be effective at the close of business on August 31, 1998 (the "RESIGNATION DATE").

     2. CONSULTING AGREEMENT. Effective as of the Resignation Date, the Company and the Employee shall enter into a consulting agreement (the "CONSULTING ARRANGEMENT") in substantially the form attached hereto as Exhibit A (the "CONSULTING AGREEMENT").

     3. CONSIDERATION. Shortly after the Resignation Date, the Company will pay Employee his pro rated portion of bonuses that he has earned through the Resignation Date pursuant to the Company's executive bonus program, but in no event less than $40,000. After the Resignation Date and until the termination of the Consulting Agreement, the Company shall pay Employee for consulting services as set forth in the Consulting Agreement.

     4.   BENEFITS.

          (a) Following the Resignation Date, Employee shall have the right to continue, at his own expense, coverage under the Company's medical insurance program as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), for the period required by COBRA.

          (b) Except as set forth in this Section 4 and as required by applicable law, Employee shall not be entitled to participate in any benefit plans or programs provided to employees of the Company following the Resignation Date.

     5. NO OTHER PAYMENTS DUE. The Company agrees that it will pay to Employee on the Resignation Date all salary, accrued vacation, commissions, compensation, shares of stock or options therefore and/or such other sums as may then be due to Employee other than benefits to be paid in accordance with the provisions of this Agreement. Employee will execute an acknowledgment of receipt of all such payments as received and an acknowledgment that, in light of the payment by the Company of all wages due, or to become due to Employee, California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provides in pertinent part as follows:

                       No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

     6. RELEASE OF CLAIMS. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date, as defined below, of this Agreement including, without limitation:

          (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

          (b) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

          (c) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act;

          (d) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

          (e)  any and all claims for attorneys' fees and costs; and

          (f) any and all claims relating to the granting of options and the purchase of the Common Stock of the Company under the Company's 1995 Stock Option Plan and 1997 Equity Incentive Plan.

          The Company and Employee agree that the release set forth in this
Section 6 shall be and remain in effect in all respects as a complete general release as to the matters released and that this release does not extend to any obligations incurred under this Agreement.

     7. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement (the "REVOCATION PERIOD"); and (d) this Agreement shall not be effective until the Revocation Period has expired.

     8. CIVIL CODE SECTION 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Employee and the Company, being aware of said Code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

     9. INDEMNIFICATION AGREEMENT. Notwithstanding the releases set forth in Sections 6, 7 and 8 of this Agreement, the Company and the Employee agree that the Employee shall continue to be indemnified to the fullest extent permitted by the California Corporations Code, as provided for by Section 6.1 of the Company's By-Laws and the Company and employee shall continue to be subject to the terms of the Indemnification Agreement executed by the Company and Employee on August 6, 1998 (the "Indemnification Agreement"), a copy of which is attached hereto as Exhibit B.

     10. CONFIDENTIALITY. The Parties hereto each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "RESIGNATION INFORMATION"), except as required by law. Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Resignation Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Resignation Information. The Parties hereto agree to take every precaution to disclose Resignation Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Resignation Information.

     11. NONDISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION. Employee understands and agrees that his obligations to the Company under his existing Confidentiality Agreement between the Employee and the Company (the "CONFIDENTIALITY AGREEMENT"), a copy of which is attached hereto as Exhibit C, shall survive termination of his relationship with the Company under this Agreement and that Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company as provided by the Confidentiality Agreement. Employee agrees that at all times hereafter, Employee shall not intentionally divulge, furnish or make available to any party any of the trade secrets, patents, patent applications, price decisions or determinations, inventions, customers, proprietary information or other intellectual property of the Company, until after such time as such information has become publicly known otherwise than by act of collusion of Employee. Employee further agrees that he will return all the Company's property and confidential and proprietary information in his possession to the Company no later than September 30, 1998, unless otherwise agreed to in writing by the Parties.

     12. NONCOMPETITION AND NONSOLICITATION. Employee agrees that until the termination of the Consulting Agremeent, Employee shall not, without the prior written consent of the Company, which shall not be unreasonably withheld, at any time during the term of this Agreement and the Consulting Agreement, directly or indirectly, whether or not for compensation, (a) engage in, or have any interest in any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, partner or otherwise) that engages in any activity involving the design, marketing or support of highly integrated mixed signal semiconductor and software solutions for multimedia applications in the personal computer and consumer marketplaces, (b) divert or attempt to divert from the Company, or any affiliated company, any business of a kind involving the professional specialties or product lines indicated in clause (a) above, or (c) induce or attempt to induce any person who is an employee of the Company, or any affiliated company, to leave the Company, or any affiliated company, to become an employee of any person, firm, corporation or business described in clause (a) above; provided, however, that Employee may own up to 1% of the securities of any company whose securities are publicly traded that is of a sort described in clause (a) above.

     The Parties intend that the covenant contained in the preceding paragraph shall be construed as a series of separate covenants, one for each county or other geographic or political subdivision of each jurisdiction in which the Company conducts business. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this paragraph, then the unenforceable covenant shall be deemed eliminated from the provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

     13. BREACH OF THIS AGREEMENT. Employee acknowledges that upon breach of the Confidentiality, Nondisclosure of Confidential and Proprietary Information and the Noncompetition and Nonsolicitation provisions contained in Sections 10, 11 and 12 of this Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Employee agrees that in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions, restraining Employee from committing or continuing any such violation of this Agreement. Employee acknowledges and agrees that upon Employee's material or intentional breach of any of the provisions of this Agreement (including Sections 10, 11 and 12) and following written notice of such breach by the Company to Employee and an opportunity to cure such breach within five
(5) business days where such breach may be cured, in addition to any other remedies the Company may have under this Agreement or otherwise, the Company's obligations to provide consulting payments and benefits to Employee as described in Sections 3 and 4 of this Agreement (subject to Employee's rights to continue health insurance coverage at his expense under COBRA as provided in Section 4) and to continue the Consulting Arrangement with Employee shall immediately terminate.

     14. NON-DISPARAGEMENT. Each Party agrees to refrain from any disparagement, criticism, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

     15. AUTHORITY. The Company represents and warrants that the individual signing this Agreement on behalf of the Company has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     16. NO REPRESENTATIONS. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

     17. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     18. ARBITRATION. The Parties shall attempt to settle all disputes arising in connection with this Agreement (or any of the exhibits hereto, except the Confidentiality Agreement) through good faith consultation. In the event no agreement can be reached on such dispute within fifteen (15) days after notification in writing by either Party to the other concerning such dispute, the dispute shall be settled by binding arbitration to be conducted in Santa Clara, California in accordance with the then prevailing rules of the American Arbitration Association. The arbitration decision shall be final, conclusive and binding on both Parties and any arbitration award or decision may be entered in any court having jurisdiction. The prevailing Party in any such proceeding shall be entitled to recover its costs and expenses and attorneys' fees from the other Party. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

     19. ENTIRE AGREEMENT. Except for obligations which continue after termination of Employee's employment relationship with the Company pursuant to the Confidentiality Agreement and the Indemnification Agreement, this Agreement, and the exhibits thereto, represent the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company.

     20. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Employee and the Company.

     21. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, without regard to its conflicts of law provisions.

     22. EFFECTIVE DATE. This Agreement is effective upon the expiration of the Revocation Period described in Section 8 and such date is referred to herein as the "EFFECTIVE DATE."

     23. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     24. ASSIGNMENT. This Agreement may not be assigned by Employee or the Company without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company without the consent of Employee.

     25. PRESS RELEASE. Employee hereby consents to the Company's announcement of the press release attached hereto.

     26. VOLUNTARY EXECUTION OF AGREEMENT. THIS AGREEMENT IS EXECUTED VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE ON THE PART OR BEHALF OF THE PARTIES HERETO, WITH THE FULL INTENT OF RELEASING ALL CLAIMS. THE PARTIES ACKNOWLEDGE THAT:

          (A)  THEY HAVE READ THIS AGREEMENT;

          (B) THEY HAVE BEEN REPRESENTED IN THE PREPARATION, NEGOTIATION, AND EXECUTION OF THIS AGREEMENT BY LEGAL COUNSEL OF THEIR OWN CHOICE OR THAT THEY HAVE VOLUNTARILY DECLINED TO SEEK SUCH COUNSEL;

          (C) THEY UNDERSTAND THE TERMS AND CONSEQUENCES OF THIS AGREEMENT AND OF THE RELEASES IT CONTAINS; AND

          (D) THEY ARE FULLY AWARE OF THE LEGAL AND BINDING EFFECT OF THIS AGREEMENT.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have executed this Agreement and Mutual Release on the respective dates set forth below.



                                       ESS TECHNOLOGY, INC.


Dated as of August 31, 1998            By: /s/ FRED S.L. CHAN
                                          --------------------------------------

                                       Title: Chairman of the Board of Directors
                                             -----------------------------------



                                       JOHN H. BARNET, an individual


Dated as of August 31, 1998            /s/ JOHN H. BARNET
                                       -----------------------------------------
                                       John H. Barnet

                                    EXHIBIT A

                              CONSULTING AGREEMENT
                 [SEE EXHIBIT A OF THE "RESIGNATION AGREEMENT"]

                                    EXHIBIT B

                            INDEMNIFICATION AGREEMENT

                              ESS TECHNOLOGY, INC.

                              INDEMNITY AGREEMENT

        THIS INDEMNITY AGREEMENT (this "Agreement") is entered into, effective as of August 6, 1998, between ESS Technology, Inc., a California corporation (the "Company"), and John H. Barnet ("Indemnitee").

        WHEREAS, it is essential to the Company to retain and attract as directors, officers and other agents the most capable persons available; and

        WHEREAS, Indemnitee is a director and/or other agent of the Company, and both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against such person; and

        WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability and in order to enhance Indemnitee's continued and effective service to the Company, the Company desires to provide for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent permitted by law and as set forth in this Agreement;

        NOW, THEREFORE, in consideration of the above premises and the promises set forth herein, the parties hereto agree as follows:

        1. CERTAIN DEFINITIONS. As used in this Agreement, the capitalized terms listed below shall have the meanings ascribed to them as follows:

                1.1 Board. The Board of Directors of the Company.

                1.2 Expenses. Any expense, liability, or loss, including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

                1.3 Indemnifiable Event. Any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee:

                        (a) is or was a director, an officer or other agent of the Company; or

                        (b) while a director, officer or other agent of the Company is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise; or

                        (c) was a director, officer, employee or other agent of a foreign or domestic corporation that was a predecessor corporation of the Company or was a director, officer, employee, trustee, agent, or fiduciary of another enterprise at the request of such predecessor corporation; and related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity while serving as described in clauses (a) through (c) above.

                1.4 Proceeding. Any threatened, pending, or completed action, suit, or proceeding, or any inquiry, hearing, or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative or other.

        2. AGREEMENT TO INDEMNIFY. In the event Indemnitee was, is, or becomes a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The rights to receive indemnification and the advancement of Expenses under this Agreement are not exclusive of any other rights which Indemnitee may be entitled or subsequently entitled under any statute, the Company's Articles of Incorporation or Bylaws, by vote of the shareholders or the Board, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) or the Bylaws permits greater indemnification than is currently provided for an Indemnifiable Event, Indemnitee shall be entitled to such greater indemnification under this Agreement.

                2.1 Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

                2.2 Prohibited Indemnification. Subject only to Section 2.3 below, no indemnification nor Expense Advance (as defined in Section 3.1 below) pursuant to this Agreement shall be paid by the Company:

                        (a) In connection with any Proceeding initiated by Indemnitee against the Company or any director of officer of the Company unless the Company has joined in, or the Board has consented to, the initiation of such Proceeding, or the Proceeding is one to enforce indemnification rights under Section 5 below;

                        (b) To the extent Indemnitee settles or otherwise disposes of a Proceeding or causes the settlement or disposal of a Proceeding without the Company's express prior written consent (which shall not be unreasonably withheld) unless Indemnitee receives court approval for such settlement or other disposition where the Company had the opportunity to oppose Indemnitee's request for such court approval;

                  (c) With regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action unless the Company's participation in such Proceeding was barred by this Agreement or the court in such Proceeding; or

                  (d) For any acts, omissions, transactions or circumstances for which indemnification is prohibited by applicable state or federal law or until any preconditions imposed upon, or agreed to by, the Company by or with any court or governmental agency are satisfied.

            2.3 Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits (within the meaning of Section 317(d) of the California Corporations Code) in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

      3.    EXPENSE ADVANCES.

            3.1 Advance of Expenses to Indemnitee. Expenses incurred by Indemnitee in any Proceeding for which indemnification may be sought under this Agreement shall be advanced by the Company to Indemnitee within 20 days after receipt by the Company of a statement or statements from Indemnitee requesting such advance and reasonably evidencing the Expenses incurred by Indemnitee (an "Expense Advance"). If it is ultimately determined by a final judicial decision (from which there is no right of appeal) that Indemnitee is not entitled to be indemnified by the Company, Indemnitee hereby agrees to repay any amounts advanced by the Company under this Section 3. Indemnitee agrees to execute any further agreements regarding the repayment of Expenses as the Company may reasonably request prior to receiving any such advance.

      4.    NOTIFICATION AND DEFENSE OF PROCEEDING.

            4.1 Notice of Claim. Indemnitee shall give written notice to the Company promptly after Indemnitee has actual knowledge of any Proceeding as to which indemnification may be sought under this Agreement. The failure of Indemnitee to give notice, as provided in this Section 4.1, shall not relieve the Company of its obligations to provide indemnification under this Agreement; however, the amounts to which Indemnitee may be indemnified shall be reduced to the extent that the Company has been prejudiced by such failure.

            4.2 Defense. With respect to any Proceeding, the Company will be entitled to participate in the Proceeding at its own expense and, except as otherwise provided below, to the extent the Company so desires, the Company may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. However, the Company shall not be entitled to assume the defense of any Proceeding (a) brought by the Company, or (b) as to which Indemnitee has rea-sonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of he Proceeding and Indemnitee does in fact assume and conduct the defense.

               4.2.1 If the Company assumes the defense, Indemnitee shall furnish such information regarding Indemnitee or the Proceeding in question, as the Company may reasonably request and as may be required in connection with the defense or settlement of such Proceeding and shall fully cooperate with the Company in every other respect. Except as provided in Section 4.3 below, if the Company assumes the defense of the Proceeding, the Company shall take all necessary steps in good faith to defend, settle or otherwise dispose of the Proceeding.

               4.2.2 After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses in excess of $10,000 subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided in clauses (a) through (c) below. Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's expense, unless: (a) the employment of counsel by Indemnitee has been authorized by the Company;
(b) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, but Indemnitee does not, in fact, assume and conduct the defense; or (c) the Company has not, in fact, assume and conduct the defense of such Proceeding.

               4.2.3 Any Expenses incurred by the Company in defense of the Proceeding under this Section 4.2 (except in a situation described in clause
(a), (b) or (c) of Section 4.2.2) shall be considered Expenses advanced by the Company to Indemnitee under Section 3 above.

          4.3 Limitation on the Company's Disposition of any Proceeding. The Company may consent to a settlement or other disposition of all or any part of any Proceeding which the Company is defending under Section 4.2 above without first obtaining the written consent of Indemnitee, provided that such settlement or other disposition would not cause Indemnitee to materially lose any right to indemnification under this Agreement.

     5. ENFORCEMENT. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to continue as a director, officer or other agent of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity. Indemnitee shall have the right to enforce his indemnification rights under this Agreement by commencing litigation in any court in the State of California having subject matter jurisdiction thereof and in which venue is proper. Likewise, the Company may seek judicial determination of its obligations under this Agreement. The Company and Indemnitee each hereby consent to service of process and to appear in any such proceeding.

          5.1 Defenses: Burden of Proof. It shall be a defense to any action brought by Indemnitee or the Company concerning enforceability of this Agreement that is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company.

          5.2 Presumptions. Neither the failure of the Company (including its Board or shareholders) to have made a determination prior to the commencement of such action that indemnification is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Company (including its Board or shareholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

          5.3 Equitable Relief. The Company agrees that the Company's failure to make indemnification payments or Expense Advances to Indemnitee shall cause irreparable damage to Indemnitee, the exact amount of which is impossible to ascertain, and for this reason agrees that Indemnitee shall be entitled to such injunctive or other equitable relief as shall be necessary to adequately provide for payment or reasonably anticipated payments.

          5.4 Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within twenty days after such request), advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim or action asserted against or brought by Indemnitee for indemnification of Expenses or payment of Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Company's Articles of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events. Any Expenses so paid shall be considered Expense Advances under Section 3 above.

     6. INSURANCE; SUBROGATION. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     7.   GENERAL PROVISIONS.

          7.1 Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

          7.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, spouses, heirs, and personal and legal representatives. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

          7.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

          7.4 Remedies Cumulative. The rights and remedies provided in this Agreement and by law shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other right or remedy in addition to, or as an alternative to, such right or remedy.

          7.5 Notices. Any notice required or permitted by this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or, if mailed, upon deposit with the United States Post Office by certified mail, return receipt requested, postage prepaid, to the address for the recipient set forth on the signature page hereto or to such other address as the recipient shall hereafter have noticed the sending party in the manner set forth above.

          7.6 Headings. Descriptive headings contained herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

          7.7 References. Any reference in this Agreement to the indemnity provisions of the Company's Articles of Incorporation or Bylaws, the California Corporations Code or to any applicable law shall refer to such provisions as they shall be amended form time to time or to any successor provision, except that any change in the Company's Articles of Incorporation or Bylaws shall only apply to the extent that such amendment permits the Company to provide broader indemnification rights to Indemnitee than currently provided.

          7.8 Severability. Any provision of this Agreement, which is unenforceable in any jurisdiction, shall be ineffective in such jurisdiction to the extent of such unenforceability without invalidating the remaining provisions of this Agreement, and any unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          7.9 Applicable Law. The rights and obligations under this Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts between California residents made and to be performed entirely within such State.

     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first written above.

                                   ESS TECHNOLOGY, INC.

                                   By /s/ FRED S.L. CHAN
                                     ----------------------------
                                      Fred S.L. Chan, President

                                   Address: 48401 Fremont Blvd.
                                            Fremont, CA 94538


          INDEMNITEE:              Signature: /s/ JOHN H. BARNET
                                             --------------------
                                   Name:     John H. Barnet
                                        -------------------------
                                   Address:
                                           ----------------------

                                           ----------------------

                                   EXHIBIT C

                           CONFIDENTIALITY AGREEMENT

             Employment Agreement Between_________________________
                            And ESS Technology Inc.

It is hereby agreed between _________________ and ESS Technology Inc. that Employee shall be hired to work full-time for the Company, effective
_______________.

During the course of employment, Employee will come into contact with Company technology, trade secrets, customer lists, marketing plans, etc. or similar information of the company's customers. Employee shall treat all such material as confidential and Employee shall not reveal any such information to any third parties on any other than need-to-know basis without prior written consent of an officer of the Company. This restriction shall remain in effect for a period of five years after Employee first learns such information or until the information otherwise becomes public knowledge.

As a condition of employment, Employee agrees that all designs, developments, and improvements conceived or worked on by Employee during his-her term of employment shall be the sole and exclusive property of the Company. Also, Employee shall not engage in other business or other employment without prior written approval from Employer.

Upon termination of employment, Employee agrees that he/she will not contact ESS existing or contacted potential customers for a period of six months without prior written consent of an officer of the Company. Employee further agrees that he/she will not engage in any business in competition with ESS products for a period of 2 years after termination of employment.

Employee is employed on an at-will basis and understands that, as an at-will employee, both Employee and ESS can terminate the employment relationship at any time with or without advance notice and with or without cause. This paragraph reflects the full and complete agreement between Employee and ESS regarding the at-will nature of the employment relationship, and Employee further understands that no one other than the President of ESS has any authority to enter into any contrary agreement and that any contrary agreement entered into by the President of ESS and Employee must be in writing and must be signed by the President of ESS.

This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.


  /s/  JOHN H. BARNET                           /s/  SUSAN P. AUSTIN
-----------------------------------          -----------------------------------
       Employee Signature                            Employer Signature

            9//18/96                                       9/18/96
-----------------------------------          -----------------------------------
              Date                                          Date

                            CONFIDENTIAL INFORMATION
                       AND INVENTION ASSIGNMENT AGREEMENT

                             ----------------------

     In consideration and as a condition of my employment, continued employment, or consulting relationship by ESS Technology, Inc., a California corporation, and/or by any companies which it owns, controls, or is affiliated with, or their successors in business (the "Company"), and the compensation paid therefor:

1. CONFIDENTIALITY. I agree to keep confidential, except as the Company may otherwise consent in writing, and not to disclose, or make any use of except for the benefit of the Company, at any time either during or subsequent to my employment or consulting relationship, any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, and pricing strategies or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees or affiliates, which I may produce, obtain or otherwise acquire during the course of my employment or consulting relationship, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

I recognize that the Company has received and/or in the future may receive from third parties confidential information, subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties, during the term of my employment with the Company and thereafter, a duty to hold all such confidential information of third parties in the strictest confidence and not to disclose it to any person or entity (except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's agreement with such third party), without the express written authorization of an officer of the Company.

2. CONFLICTING EMPLOYMENT; RETURN OF CONFIDENTIAL MATERIAL. I agree that during my employment or consulting relationship with the Company I will not engage in any other employment, occupation, consulting, or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations to the Company. In the event of my termination of employment or consulting relationship with the Company for any reason whatsoever, I agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, and data of any nature, and any copies thereof, pertaining to any invention, trade secret or confidential information of the Company or to my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment or consulting relationship. In the event of the termination of my employment or consulting relationship, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit A.

3. ASSIGNMENT OF INVENTIONS. I hereby assign and transfer to the Company my entire right, title, and interest in and to all inventions, and any claims for infringement concerning such inventions (as used in this Agreement, "inventions" shall include, without limitation, ideas, improvements, designs, and discoveries), whether or not patentable and whether or not reduced to practice, made or conceived by me (whether made solely by me or jointly with others) during the period of my employment or consulting relationship with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company or its subsidiaries, or results from or is suggested by any task assigned to me or its subsidiaries. I agree that all such inventions are the sole property of the Company. This Agreement does not require assignment of any invention which qualifies fully for protection under
     Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

               "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                         (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer, or

                         (2) Result from any work performed by the employee for the employer.

               (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.""

     I acknowledge that receipt and execution of this Agreement by me constitutes written notification, as required by Section 2872 of the California Labor Code, regarding the above Section 2870 and its protective effect on certain inventions developed by me.

     In the event any invention relating in any manner to the actual or anticipated business or research and development of the Company or its subsidiaries is made, conceived, first reduced to practice, or disclosed by me whether solely or jointly with others under paragraph 2 within six
     (6) months after ceasing to serve as an employee or consultant of the Company, it is to be presumed that such invention was conceived or resulted from developments made during the period of my relationship with the Company and I agree that any such invention will be disclosed, transferred, and assigned to the Company, subject to the provisions of
     Section 2870.

4. DISCLOSURE OF INVENTIONS; PATENTS. I agree that in connection with any "invention" as defined in paragraph 3 above:

     (a) I will disclose such invention promptly in writing to my immediate superior at the Company, with a copy to the President, regardless of whether I believe the invention is protected by Section 2870, in order to permit the Company to claim rights to which it may be entitled under this Agreement. Such disclosure shall be received in confidence by the Company.

     (b) I will, at the Company's request, promptly execute a written assignment of title to the company for any invention required to be assigned by paragraph 3 ("assignable invention") and I will preserve any such assignable invention as confidential information of the Company; and

     (c) Upon request, I agree to assist the Company or its nominee in securing (at its expense), during my employment and at any time thereafter, for its own benefit patents and copyrights for such assignable inventions in any and all countries, which inventions shall be and remain the sole and exclusive property of the Company or its nominee whether or not patented or copyrighted. I agree to execute such papers and perform such lawful acts as the Company deems to be necessary to allow it to exercise all rights, title and interest in such patents and copyrights.

5. EXECUTION OF DOCUMENTS. In connection with paragraph 4(c), I further agree to execute, acknowledge and deliver to the Company or its nominees upon request and at its expense all such documents, without limitation, as the Company may determine necessary or desirable to apply for and obtain and perfect any intellectual property rights in any country on any assignable inventions, including without limitation: applications for patents; applications for trademark or copyrights registrations; assignments of inventions and any copyright registrations or patents issued or to be issued therefor; and such other documents that the Company deems appropriate to protect the interest of the Company or its nominee in such inventions, patents and copyrights and to vest title thereto in the Company or its nominees.

6. MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all inventions made by me (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

7. PRIOR INVENTION. It is understood that all inventions, if any, patented or unpatented, which I made prior to my employment or consulting relationship by the Company, are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B attached hereto a complete list of all of my prior inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any invention or idea. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such inventions of ideas.

8. OTHER OBLIGATIONS. I acknowledge that the Company from time to time may have agreements with other persons or with the U.S. Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

9. TRADE SECRETS OF OTHERS. I represent that my performance of all the terms of this Agreement and as an employee or consultant of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment or consulting relationship with the Company, and I will not disclose to the Company or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement (either written or oral) in conflict with this Agreement.

10. AT-WILL EMPLOYMENT. Nothing in this Agreement constitutes a promise or representation by the Company that it will employ me for any particular period of time, or a promise or representation by me that I will work for the Company for any particular period of time. Subject to the provisions of the separate written agreement (if any) I may have with the Company, the Company may terminate my employment or consulting relationship at any time, with or without cause, and I may likewise terminate my employment or consulting relationship with the Company at any time for any reason.

11. MODIFICATION. This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by me and the Company. I agree that any subsequent change or changes in my duties, salary or compensation shall not affect the validity or scope of this Agreement.

12. SOLICITATION. During my employment or consulting relationship, and for a period of one year after any termination of such relationship, I will not directly or indirectly solicit any of the Company's employees or key employees of the Company's customers for employment with a person or entity involved in marketing products or services competitive with the Company. Key employees include supervisory personnel, executives, personnel in charge of any department, section or subdivision, and project managers (or directors) and senior personnel on any individual project or projects. I further agree that all customers of the Company, and all prospective customers from whom I have solicited business while employed with the Company, shall be solely the customers of the Company. I therefore agree that I will not, for a period of one year immediately following the termination of my employment with the Company, either directly or indirectly, solicit business, as to products or services competitive with those or the Company, from any of the Company's customers with whom I have had contact within one year prior to my termination.

13. ENTIRE AGREEMENT. I acknowledge receipt of this Agreement, and agree that with respect to the subject matter thereof it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof.

14. SEVERABILITY. In the event that any paragraph or provisions of this Agreement shall be held to be illegal or unenforceable, such paragraph or provision shall be severed from this Agreement and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect.

15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon my heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.

16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

17. COUNTERPARTS. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

18. SURVIVAL. All provisions of this Agreement shall survive any termination or severance of my employment or consulting relationship with the Company.

19. EQUITABLE RELIEF. I agree that it would be difficult to measure the damage to the Company from any breach by me of any of the provisions of paragraphs 1 through 9, that injury to the Company from such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for such breach. Accordingly, I agree that if I breach any of paragraphs 1 through 9, the Company shall be entitled, in addition to all other remedies it may have, to injunctions or other appropriate orders to retrain any such breach without showing or proving any actual damage by the Company.

20. ADVICE OF COUNSEL. I have been given the opportunity to consult with independent counsel with regard to this Agreement, and have consulted with such counsel to the extent I deem necessary.



        /s/  JOHN H. BARNET                          /s/  SUSAN P. AUSTIN
------------------------------------            -------------------------------
            MY SIGNATURE                               WITNESS SIGNATURE


              9/18/96                                       9-18-96
------------------------------------            -------------------------------
        DATE OF SIGNATURE                              DATE OF SIGNATURE

                                   EXHIBIT A


                           TERMINATION CERTIFICATION


     1. This Termination Certification is executed in accordance with that certain Confidential Information and Invention Assignment Agreement dated _______________________________________ signed by me (the "Agreement"), in connection with the termination of my employment or consultant relationship with ESS Technology, Inc., a California corporation (the "Company"). The capitalized terms used herein shall have the same meaning as set forth in the Agreement unless otherwise provided.

     2. I certify that I have complied, and will continue to comply, with all terms of the Agreement, including, without limitation, the provisions pertaining to (i) nondisclosure of confidential information of the Company or its subsidiaries, affiliates, successors, or assigns, and other third parties such as clients, licensees, or consultants; (ii) disclosure and assignment of Inventions; and (iii) return of all Company documents.


Dated:
      ------------------------


                                             -----------------------------------
                                             Signature of Employee/Consultant


                                             -----------------------------------
                                             Name of Employee/Consultant
                                             (typed or printed)

                                   EXHIBIT B


                                 DESCRIPTION OF
             PRIOR INVENTIONS, DISCOVERIES, IMPROVEMENTS, PATENTS,
                PATENT APPLICATIONS, AND UNPATENTED INVENTIONS



________________________________________________________________________________
________________________________________________________________________________

________________________________________________________________________________
________________________________________________________________________________

________________________________________________________________________________
________________________________________________________________________________


The foregoing constitutes all of the prior inventions, discoveries, improvements, patents, patent applications and unpatented inventions of the undersigned pursuant to paragraph 7 of the Agreement.


Dated: ______________________


                                   _____________________________________________
                                   Employee/Consultant

                                   EXHIBIT D

                                 PRESS RELEASE


[ESS LOGO]


For Immediate Release


Contact:    ESS Technology, Inc.
            John Barnet                 Tel: (510) 492-1088
            Vice President & Chief Financial Officer



           ESS TECHNOLOGY, INC. ANNOUNCES THAT CHIEF FINANCIAL OFFICER
                          WILL RESIGN AT END OF AUGUST

     FREMONT, CALIFORNIA, August 7, 1998 -- ESS Technology, Inc. (NASDAQ: ESST) today announced that John H. Barnet, vice president-finance and administration, chief financial officer and corporate secretary, will resign from the company at the end of August. Barnet, who has served as an officer of the company since October, 1996, will assist the company in the search for and transition to a new chief financial officer and will provide consulting services to ESS through year-end.

     "John has made a significant contribution to the company. He has been contemplating a change and wanted to complete certain programs before resigning including the orderly conversion of our new management information system, which will be accomplished this month. We are pleased that he will remain as a consultant to the company," said Fred S.L. Chan, ESS' chairman and chief executive officer.

     "I have enjoyed working with the management and employees here at ESS, and the decision to leave was not an easy one," said Barnet. "I remain a strong supporter of the company and am pleased to continue my association with ESS."

     ESS Technology, Inc. is a leading supplier of PC audio and digital video solutions for the PC and consumer markets. ESS designs, develops, and markets highly integrated mixed signal semiconductor and software solutions for multimedia applications. ESS, headquartered in Fremont, California, has sales and technical support offices in Austin and Houston, Texas; Irvine, California; Bellevue, Washington; Beijing and Shenzhen, China; Tokyo, Japan; Taipei, Taiwan; Seoul, Korea; and Hong Kong. ESS Technology is listed on Nasdaq Market System under the symbol ESST. World Wide Web site: http://www.esstech.com




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